For Ministry Use Only

ARTICLES OF AMALGAMATION
STATUTS DE FUSION


1. The name of the amalgamated corporation is:

GENTERRA INVESTMENT CORPORATI0N

2. The address of the registered office is: 106 Avenue Road Toronto, Ontario 5 2 H 3
        (Name of Municipality or Post Office)   (Postal Code / Code postal)
3. Number (or minimum and maximum number) of directors is:

A minimum of 3 and a maximum of 15

4.
 The
 director(s)
 is/are:
 Resident
 Canadian

                                        Address for service, giving Street & No. or R.R. No.,   State
First Name, initials and surname        Municipality and Postal code                                           Yes or No

Mark I. Litwin                                  20 Ormsby Ores., Toronto, Ontario M5P 2V3                       Yes
Morton Lirwin                           113 McMorran Cres., Thornhill, Ontario K4H 2T4                          Yes
Irwin Singer                            1 Green Valley Road, North York, Ont. M3P 1A4                           Yes
Stan Abramowitz                         34 Hendricks Road, Thornhill, Ontario L3T 5M3                           Yes
Alan Komblum                            6 Tillingham Keep, Downsview, Ontario M3H 6A2                           Yes

5. (A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of and are more particularly set out in these articles.

Names of amalgamating
corporations              Ontario Corporation Number   Date of Adoption/Approval


Genterra Capital ncorporated        224998               March26, 1999

Unavest Capital Corp.               672737               March26, 1999

6. Restrictions, it any, on business the corporation may carry on or on powers the corporation may exercise.

None.

7. The classes and any maximum number of shares that the corporation is authorized to issue:

(a) An unlimited number of Class A subordinate voting participating shares xvithout par value (the "Class A Shares");

(b) An unlimited number of Class B multiple voting participating shares without par value (the "Class B Shares");

(c) An unlimited number of first preferred shares without par value issuable in senes (the "Class C Preferred Shares");

(d) An unlimited number of second preferred shares without par value issuable in series (the "Class D Preferred Shares");

(e) An unlimited number of third preferred shares without par value (the "Class F Preferred Shares");

(0 An unlimited number of fourth preferred shares without par value issuable in series (the "Class F Preferred Shares"); and

(g) An unlimited number of special shares without par value (the "Special Shares").

8. Rights, privileges, restrictions and conditions (if any) ttaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

(a) The rights, privileges, restrictions and conditions attaching to the Class A Shares and the Class B Shares are set out in Exhibit "I" annexed hereto.

(b) The rights, privileges, restrictions and conditions attaching to the Class C Preferred Shares and to the first, second, third, fourth and firth series thereof (the "Class C Preferred Shares, Series "1", the "Class C Preferred Shares, Series 2", the "Class C Preferred Shares, Series "3", the "Class C Preferred Shares, Series 4", and the "Class C Preferred Shares, Series 5" respectively) and the number of Class C Preferred Shares to constitute the first, second, third, fourth, and fifth series thereof are set out in Exhibit "2" annexed hereto;

(c) The rights, privileges, restrictions and conditions attaching to the Class D Preferred Shares and to the first and second series thereof (the "Class D Preferred Shares, Series 1", and the "Class D Preferred Shares, Series 2") are set out in Exhibit "3" annexed hereto;

(d) The rights, privileges, restrictions and conditions attaching to the Class E Preferred Shares are set out in Exhibit "4" annexed hereto;

(e) The rights, privileges, restrictions and conditions attaching to the Class F Preferred Shares, and to the first series thereof (the "Class F Preferred Shares, Series I ") are set out in Exhibit "5" annexed hereto;

(I) Thu rights, privileges, restrictions and conditions attaching to the Special Shares are set out in Exhibit "6" annexed hereto.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:


The issue, transfer or ownership of shares is not restricted.

10.Other provisions, (if any):

Nil.

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".


12.A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

These articles are signed in duplicate.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.







Centerra Capital Incorporated


Secretary




Unavest Capital Corp.


Secretary
SCHEDULE "A"


STATEMENT OF DIRECTOR



1. STAN ABRAMOWITZ, state that:

1 am the Secretary of Genterra Capital Incorporated one of the amalgamatine corporations (hereinafter called the "Corporation").

2. 1 have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

(a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

(b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all clases;

(c) no creditor of the corporation will be prejudiced by the amalgamation;

(d) adequate notice has been given to all know-n creditors of the amalgamating corporations; and

(e) no creditor objects to the amalgamation.


DATED this 27th day of April, 1999.



STATEMENT OF DIRECTOR



I, STAN ABRAMOWITZ, state that:

I am the Secretary of Unavest Capital Corp. one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

(a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

(b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all clases;

(c) no creditor of the corporation will be prejudiced by the amalgamation;

(d) adequate notice has been given to all known creditors of the amalgamating corporations; and

(e) no creditor objects to the amalgamation.

DATED this 27th day of April, 1999.